Exhibit 31.3

CERTIFICATION

I, Dana Coffield, certify that:

1. I have reviewed this Form 10-Q/A of Gran Tierra Energy Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Dana Coffield
Dana Coffield
Chief Executive Officer

Date: May 13, 2008